EXHIBIT 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares of Cosan S.A. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on June 14, 2022.

QUELUZ HOLDINGS LIMITED

By:	/s/ Rubens Ometto Silveira Mello
	Name:	Rubens Ometto Silveira Mello
	Title:	Director and President

By:	/s/ Burkhard Otto Cordes
	Name:	Burkhard Otto Cordes
	Title:	Director and Vice-President

AGUASSANTA INVESTIMENTOS S.A.

By:	/s/ Rubens Ometto Silveira Mello
	Name:	Rubens Ometto Silveira Mello
	Title:	Director and President

By:	/s/ Burkhard Otto Cordes
	Name:	Burkhard Otto Cordes
	Title:	Director and Vice-President

AGUASSANTA NEGÓCIOS S.A.

By:	/s/ Rubens Ometto Silveira Mello
	Name:	Rubens Ometto Silveira Mello
	Title:	Director and President

By:	/s/ Burkhard Otto Cordes
	Name:	Burkhard Otto Cordes
	Title:	Director and Vice-President

RIO DAS PEDRAS AÇÕES

By:	/s/ Rubens Ometto Silveira Mello
	Name:	Rubens Ometto Silveira Mello
	Title:	Director and President

By:	/s/ Burkhard Otto Cordes
	Name:	Burkhard Otto Cordes
	Title:	Director and Executive Officer

RUBENS OMETTO SILVEIRA MELLO
/s/ Rubens Ometto Silveira Mello